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                                                                                                                   EXHIBIT - 11.1
EDGE PETROLEUM CORPORATION

COMPUTATION OF EARNINGS PER SHARE
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                                                                            Three Months Ended               Nine Months Ended
                                                                              September 30,                     September 30,
                                                                     ------------------------------    ---------------------------
                                                                          1998           1997              1998            1997

Basic common and common equivalent shares outstanding,
   beginning of period                                                  7,510,283      4,701,361        7,510,283       4,701,361

Weighted average shares and equivalent shares outstanding:
   Issued in connection with the public offering                                       2,760,000                        2,203,956
   Restricted stock                                                       262,297        250,586          261,620         200,102
   Exercise of common stock options                                                       15,827                            5,333
Basic weighted average common and common equivalent                     ---------      ---------        ---------       ---------
   shares outstanding, end of period                                    7,772,580      7,727,774        7,771,903       7,110,752
Dilutive common stock options                                                             55,688           30,798          65,588
                                                                        ---------      ---------        ---------       ---------
Diluted weighted average common and common equivalent
    shares outstanding                                                  7,772,580      7,783,462        7,802,701       7,176,340
                                                                        =========      =========        =========       =========

Net income (loss)  before cumulative effect of accounting change       $ (368,409)   $ 1,015,609        $ 297,193     $ 3,052,498

Cumulative effect of accounting change                                                                  1,780,835
                                                                       -----------   -----------      -----------     -----------
Net income (loss)                                                      $ (368,409)   $ 1,015,609      $ 2,078,028     $ 3,052,498
                                                                       ===========   ===========      ===========     ===========

BASIC EARNINGS (LOSS) PER SHARE:

  Net income (loss) before cumulative effect of accounting change         $ (0.05)        $ 0.13           $ 0.04          $ 0.43
   Cumulative effect of accounting change                                                                    0.23
                                                                      -----------    -----------      -----------     -----------
  Basic earnings (loss) per share                                         $ (0.05)        $ 0.13           $ 0.27          $ 0.43
                                                                      ===========    ===========      ===========     ===========
DILUTED  EARNINGS (LOSS) PER SHARE:

  Net income (loss) before cumulative effect of accounting change         $ (0.05)        $ 0.13           $ 0.04          $ 0.43

  Cumulative effect of accounting change                                                                     0.23
                                                                      -----------    -----------      -----------     -----------
  Diluted earnings (loss) per share                                       $ (0.05)        $ 0.13           $ 0.27          $ 0.43
                                                                      ===========    ===========      ===========     ===========
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